Exhibit 99.1

RAPT Therapeutics Reports Third Quarter 2023 Financial Results

Company maintains strong cash position of $184.8 million

SOUTH SAN FRANCISCO, Calif. – November 13, 2023 – RAPT Therapeutics, Inc. (Nasdaq: RAPT), a clinical-stage, immunology-based therapeutics company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology, today reported financial results for the third quarter and the nine months ended September 30, 2023.

“We continue to make progress in 2023 with zelnecirnon (formerly RPT193) in inflammatory diseases and with tivumecirnon (formerly FLX475) in oncology,” said Brian Wong, M.D., Ph.D., President and Chief Executive Officer of RAPT Therapeutics. “We anticipate reporting top-line data from our Phase 2b trial of zelnecirnon in atopic dermatitis in mid-2024 and we are pleased with how the trial is enrolling. Furthermore, we have made good progress in enrolling our Phase 2a trial in asthma. Earlier this month, we presented exciting Phase 2 data for tivumecirnon in combination with pembrolizumab in checkpoint-naïve non-small cell lung cancer at SITC. Our current cash balance remains strong and we expect it to support our planned operations through mid-2025.”

Financial Results for the Third Quarter and the Nine Months Ended September 30, 2023

Third Quarter Ended September 30, 2023

Net loss for the third quarter of 2023 was $31.4 million, compared to $21.2 million for the third quarter of 2022.

Research and development expenses for the third quarter of 2023 were $27.0 million, compared to $16.6 million for the same period in 2022. The increase in research and development expenses was primarily due to higher development costs related to zelnecirnon, as well as increases in personnel expense, lab supplies, consulting expense, facilities and stock-based compensation expense, partially offset by lower development costs related to tivumecirnon and early-stage programs.

General and administrative expenses for the third quarter of 2023 were $6.9 million, compared to $5.1 million for the same period in 2022. The increase in general and administrative expenses was primarily due to increases in expenses for personnel, stock-based compensation and facilities.

Nine Months Ended September 30, 2023

Net loss for the nine months ended September 30, 2023 was $85.9 million, compared to $60.9 million for the same period in 2022.

Research and development expenses for the nine months ended September 30, 2023 were $74.2 million, compared to $47.6 million for the same period in 2022. The increase in research and development expenses was primarily due to higher development costs related to zelnecirnon and early-stage programs, as well as increases in personnel expense, lab supplies, consulting expense, facilities and stock-based compensation expense, partially offset by lower development costs related to tivumecirnon.

General and administrative expenses for the nine months ended September 30, 2023 were $19.6 million, compared to $15.3 million for the same period of 2022. The increase in general and administrative expenses was primarily due to increases in expenses for personnel, stock-based compensation, facilities and professional services.

As of September 30, 2023, the Company had cash, cash equivalents and marketable securities of $184.8 million.

About RAPT Therapeutics, Inc.

RAPT Therapeutics is a clinical-stage, immunology-based therapeutics company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology. Utilizing its proprietary discovery and development engine, the Company is developing highly selective small molecules designed to modulate the critical immune drivers underlying these diseases. RAPT has discovered and advanced two unique drug candidates, zelnecirnon (formerly RPT193) and tivumecirnon (formerly FLX475), each targeting C-C motif chemokine receptor 4 (CCR4), for the treatment of inflammation and cancer, respectively. The Company is also pursuing a range of targets that are in the discovery stage of development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “plan,” “target” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the therapeutic potential of RAPT’s product candidates, clinical development progress and the timing of initiation, enrollment and completion of, and availability of results from, clinical trials of zelnecirnon (formerly RPT193) and tivumecirnon (formerly FLX475), identification and engagement of a third-party partner to develop and commercialize tivumecirnon and RAPT’s cash runway. Many factors may cause differences between current expectations and actual results, including unexpected or unfavorable safety or efficacy data observed during clinical studies, preliminary data and trends that may not be predictive of future data or results or that may not demonstrate safety or efficacy or lead to regulatory approval, clinical trial site activation or enrollment rates that are lower than expected, including lower than expected enrollment in our Phase 2b clinical trial of zelnecirnon in AD, unanticipated or greater than anticipated impacts or delays due to macroeconomic conditions (including the long-term impacts of ongoing overseas conflicts, inflation, higher interest rates and other economic uncertainty), RAPT’s ability to identify, engage and attract a third-party partner to develop and commercialize tivumecirnon on acceptable terms or at all, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process and the sufficiency of RAPT’s cash resources. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2023 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

RAPT Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com

RAPT Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

RAPT THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share per share data)

(Unaudited)

	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$—	$—	$—	$1,527
Operating expenses:
Research and development	27,022	16,599	74,238	47,628
General and administrative	6,897	5,079	19,607	15,263
Total operating expenses	33,919	21,678	93,845	62,891
Loss from operations	(33,919)	(21,678)	(93,845)	(61,364)
Other income, net	2,548	443	7,923	477
Net loss	$(31,371)	$(21,235)	$(85,922)	$(60,887)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	—	366	(655)	715
Unrealized gain (loss) on marketable securities	59	(74)	560	(962)
Total comprehensive loss	$(31,312)	$(20,943)	$(86,017)	$(61,134)
Net loss per share, basic and diluted	$(0.82)	$(0.63)	$(2.24)	$(1.93)
Weighted average number of shares used in computing net loss per share, basic and diluted	38,358,032	33,684,261	38,322,773	31,481,948

RAPT THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2023	December 31, 2022
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$54,135	$38,946
Marketable securities	130,642	210,122
Prepaid expenses and other current assets	2,361	3,626
Total current assets	187,138	252,694
Property and equipment, net	2,704	2,539
Operating lease right-of-use assets	5,672	6,940
Other assets	4,207	4,036
Total assets	$199,721	$266,209
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,297	$3,365
Accrued expenses	14,109	8,656
Operating lease liabilities, current	2,390	2,171
Other current liabilities	53	32
Total current liabilities	21,849	14,224
Operating lease liabilities, non-current	5,072	6,819
Total liabilities	26,921	21,043
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	626,724	613,073
Accumulated other comprehensive loss	(121)	(26)
Accumulated deficit	(453,806)	(367,884)
Total stockholders’ equity	172,800	245,166
Total liabilities and stockholders’ equity	$199,721	$266,209

(1)
The consolidated balance sheet for December 31, 2022 has been derived from audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.